Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Second Quarter 2026 Results

WESTFORD, Mass., August 4, 2026 - Kadant Inc. (NYSE: KAI) reported its financial results for the second quarter ended July 4, 2026.

Second Quarter Financial Highlights
•Bookings increased 16% to $312 million
•Revenue increased 23% to a record $313 million
•Gross margin decreased 210 basis points to 43.8%
•Net income increased 24% to $32 million
•GAAP EPS increased 24% to $2.75
•Adjusted EPS increased 26% to a record $3.42
•Adjusted EBITDA increased 30% to a record $68 million and represented 21.8% of revenue
•Operating cash flow increased 32% to $54 million
•Backlog was $340 million

Note: Percent changes above are based on comparison to the corresponding prior year quarter. All references to earnings per share (EPS) are to our EPS as calculated on a diluted basis. Adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
"Our second-quarter results reflect solid execution across our businesses and robust demand for our aftermarket parts and services, resulting in record revenue and strong earnings growth," said Jeffrey L. Powell, president and chief executive officer of Kadant. "Although capital project timing remains challenged by customer caution and extended approval cycles, we continue to see evidence that interest in our products and technologies remains healthy. Our large installed base and disciplined operational execution enabled us to deliver excellent results in the quarter while positioning the company for meaningful upside as capital spending recovers.”

Second Quarter 2026 Compared to 2025
Revenue increased 23 percent to a record $312.9 million compared to $255.3 million in 2025. Organic revenue increased eight percent, which excludes an increase of 13 percent from acquisitions, and two percent from the favorable effect of foreign currency translation. Gross margin decreased 210 basis points to 43.8 percent, compared to 45.9 percent in 2025 due in part to an unfavorable product mix and a lower gross margin profile associated with recent acquisitions.

Net income was $32.5 million, increasing 24 percent compared to $26.2 million in 2025. GAAP EPS increased 24 percent to $2.75 compared to $2.22 in 2025 and adjusted EPS increased 26 percent to a record $3.42 compared to $2.71 in 2025. Adjusted EPS excludes intangible asset amortization expense of $0.55 and acquisition-related costs of $0.13 in 2026, and intangible asset amortization expense of $0.40 and acquisition-related costs of $0.09 in 2025.

Adjusted EBITDA increased 30 percent to a record $68.1 million and represented 21.8 percent of revenue in 2026 compared to $52.4 million and 20.5 percent of revenue in 2025. Operating cash flow increased 32 percent to $53.5 million compared to $40.5 million in 2025. Free cash flow increased 17 percent to $42.6 million compared to $36.5 million in 2025.

Kadant Reports Second Quarter 2026 Results
August 4, 2026

Bookings increased 16 percent to $312.1 million compared to $269.4 million in 2025. Organic bookings decreased one percent, which excludes increases of 15 percent from acquisitions and two percent from the favorable effect of foreign currency translation.

Summary and Outlook
“As we look ahead to the second half of the year, we are encouraged by healthy quote activity and active commercial engagement, while the primary headwinds remain customer approval cycles and geopolitical uncertainty,” continued Mr. Powell. “We recognize that the timing of capital project spending can be uneven across our end markets and geographies, and we continue to focus on disciplined execution, cash flow generation, and servicing our customers. We expect revenue of $1.190 to $1.210 billion in 2026, revised from our previous guidance of $1.178 to $1.203 billion, and GAAP EPS of $9.78 to $10.03, revised from our previous guidance of $9.80 to $10.15. We expect adjusted EPS for 2026 of $12.43 to $12.68, revised from our prior guidance of $12.33 to $12.68. Our revised adjusted EPS guidance excludes $2.65 per share of acquisition-related costs. For the third quarter of 2026, we expect revenue of $297 to $307 million, GAAP EPS of $2.28 to $2.38, and adjusted EPS of $2.90 to $3.00, which excludes $0.62 per share of acquisition-related costs.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, August 5, 2026, at 11:00 a.m. Eastern Time to discuss its second quarter financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register-conf.media-server.com/register/BI9d01b8eb87f846f3855390697562d249 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through September 4, 2026.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its website at kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the second quarter of 2026 included $33.9 million from acquisitions and a favorable foreign currency translation effect of $4.1 million compared to the second quarter of 2025. Revenue in the first six months of 2026 included $67.9 million from acquisitions and a favorable foreign currency translation effect of $13.9 million compared to the first six months of 2025. Our other non-GAAP financial measures exclude amortization expense related to acquired intangible assets, profit in inventory, and backlog (collectively, purchase accounting expenses); acquisition costs; and other income or expense, as indicated. We exclude purchase accounting expenses and acquisition costs to provide a more meaningful and consistent comparison of our operating results over time and with peer companies. While we have a history of acquisition activity, such transactions do not occur on a predictable cycle, and the size and nature of these transactions will vary. We believe it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and that they contribute to revenue generation. We also exclude other items as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

Kadant Reports Second Quarter 2026 Results
August 4, 2026

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them additional measures of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations or cash flows prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Second Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax intangible asset amortization expense of $8.6 million in 2026 and $6.3 million in 2025.
•Pre-tax profit in inventory and backlog amortization expense of $1.2 million in 2026 and $0.2 million in 2025.
•Pre-tax acquisition costs of $0.6 million in 2026 and $0.9 million in 2025.

Adjusted net income and adjusted EPS exclude:
•After-tax intangible asset amortization expense of $6.5 million ($8.6 million net of tax of $2.1 million) in 2026 and $4.8 million ($6.3 million net of tax of $1.5 million) in 2025.
•After-tax profit in inventory and backlog amortization expense of $0.9 million ($1.2 million net of tax of $0.3 million) in 2026 and $0.2 million in 2025.
•After-tax acquisition costs of $0.6 million in 2026 and $0.9 million in 2025.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $10.9 million in 2026 and $4.0 million in 2025.

First Six Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax intangible asset amortization expense of $17.0 million in 2026 and $12.7 million in 2025.
•Pre-tax profit in inventory and backlog amortization expense of $2.6 million in 2026 and $0.6 million in 2025.
•Pre-tax acquisition costs of $1.3 million in 2026 and $1.2 million in 2025.

Adjusted net income and adjusted EPS exclude:
•After-tax intangible asset amortization expense of $12.8 million ($17.0 million net of tax of $4.2 million) in 2026 and $9.5 million ($12.7 million net of tax of $3.2 million) in 2025.
•After-tax profit in inventory and backlog amortization expense of $2.0 million ($2.6 million net of tax of $0.6 million) in 2026 and $0.5 million ($0.6 million net of tax of $0.1 million) in 2025.
•After-tax acquisition costs of $1.3 million in 2026 and $1.2 million in 2025.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $14.2 million in 2026 and $7.8 million in 2025.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
-more-

Kadant Reports Second Quarter 2026 Results
August 4, 2026

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Revenue	$312,875	$255,267	$594,380	$494,477
Costs and Operating Expenses:
Cost of revenue	175,870	138,225	330,672	267,105
Selling, general and administrative expenses	81,641	73,941	164,179	145,162
Research and development expenses	4,484	3,724	8,540	7,247
	261,995	215,890	503,391	419,514
Operating Income	50,880	39,377	90,989	74,963
Interest Income	495	439	846	956
Interest Expense	(5,314)	(3,338)	(9,798)	(7,160)
Other Expense, Net	(32)	(17)	(45)	(33)
Income Before Provision for Income Taxes	46,029	36,461	81,992	68,726
Provision for Income Taxes	13,182	9,822	23,324	17,650
Net Income	32,847	26,639	58,668	51,076
Net Income Attributable to Noncontrolling Interests	(379)	(480)	(691)	(854)
Net Income Attributable to Kadant	$32,468	$26,159	$57,977	$50,222

Earnings per Share Attributable to Kadant:
Basic	$2.75	$2.22	$4.91	$4.27
Diluted	$2.75	$2.22	$4.91	$4.26

Weighted Average Shares:
Basic	11,808	11,776	11,801	11,768
Diluted	11,819	11,793	11,811	11,784

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	July 4, 2026	July 4, 2026	June 28, 2025	June 28, 2025
Net Income and Diluted EPS Attributable to Kadant, as Reported	$32,468	$2.75	$26,159	$2.22
Adjustments, Net of Tax:
Intangible Asset Amortization	6,460	0.55	4,767	0.40
Profit in Inventory and Backlog Amortization	908	0.08	170	0.01
Acquisition Costs	602	0.05	903	0.08
Adjusted Net Income and Adjusted Diluted EPS (a,b)	$40,438	$3.42	$31,999	$2.71

	Six Months Ended		Six Months Ended
	July 4, 2026	July 4, 2026	June 28, 2025	June 28, 2025
Net Income and Diluted EPS Attributable to Kadant, as Reported	$57,977	$4.91	$50,222	$4.26
Adjustments, Net of Tax:
Intangible Asset Amortization	12,768	1.08	9,520	0.81
Profit in Inventory and Backlog Amortization	1,965	0.17	466	0.04
Acquisition Costs	1,273	0.11	1,218	0.10
Adjusted Net Income and Adjusted Diluted EPS (a,b)	$73,983	$6.26	$61,426	$5.21

-more-

Kadant Reports Second Quarter 2026 Results
August 4, 2026

	Three Months Ended			Increase Excluding Acquisitions and FX (a,c)
Revenue by Segment	July 4, 2026	June 28, 2025	Increase
Flow Control	$100,310	$95,947	$4,363	$1,969
Industrial Processing	143,800	95,937	47,863	12,901
Material Handling	68,765	63,383	5,382	4,737
	$312,875	$255,267	$57,608	$19,607

Percentage of Parts and Consumables Revenue	68%	71%

	Six Months Ended		Increase	Increase Excluding Acquisitions and FX (a,c)
	July 4, 2026	June 28, 2025
Flow Control	$198,918	$188,388	$10,530	$3,341
Industrial Processing	266,838	185,461	81,377	8,944
Material Handling	128,624	120,628	7,996	5,795
	$594,380	$494,477	$99,903	$18,080

Percentage of Parts and Consumables Revenue	71%	73%

	Three Months Ended		Increase	Increase (Decrease) Excluding Acquisitions and FX (c)
Bookings by Segment	July 4, 2026	June 28, 2025
Flow Control	$102,828	$93,055	$9,773	$7,352
Industrial Processing	135,943	105,374	30,569	(11,070)
Material Handling	73,314	70,946	2,368	1,421
	$312,085	$269,375	$42,710	$(2,297)

Percentage of Parts and Consumables Bookings	72%	67%

	Six Months Ended		Increase	Increase Excluding Acquisitions and FX (c)
	July 4, 2026	June 28, 2025
Flow Control	$214,374	$193,042	$21,332	$13,744
Industrial Processing	280,445	197,740	82,705	9,952
Material Handling	138,061	134,811	3,250	364
	$632,880	$525,593	$107,287	$24,060

Percentage of Parts and Consumables Bookings	71%	70%

	Three Months Ended		Six Months Ended
Additional Segment Information	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Gross Margin:
Flow Control	52.5%	53.8%	52.6%	53.6%
Industrial Processing	40.7%	42.6%	41.5%	43.3%
Material Handling	37.6%	38.7%	37.5%	38.2%
Consolidated	43.8%	45.9%	44.4%	46.0%

-more-

Kadant Reports Second Quarter 2026 Results
August 4, 2026

	Three Months Ended		Six Months Ended
Additional Segment Information (continued)	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Operating Income:
Flow Control	$24,764	$24,443	$48,968	$47,195
Industrial Processing	27,283	15,486	47,196	32,318
Material Handling	10,853	9,939	18,319	17,474
Corporate	(12,020)	(10,491)	(23,494)	(22,024)
	$50,880	$39,377	$90,989	$74,963

Adjusted Operating Income (a,b,d):
Flow Control	$26,032	$25,908	$51,506	$50,274
Industrial Processing	33,632	18,794	60,055	38,138
Material Handling	13,542	12,633	23,696	23,060
Corporate	(12,020)	(10,491)	(23,494)	(22,024)
	$61,186	$46,844	$111,763	$89,448

Capital Expenditures:
Flow Control (i)	$7,027	$1,380	$8,049	$2,889
Industrial Processing	2,366	1,595	3,229	2,920
Material Handling	1,482	993	2,718	1,992
Corporate	72	—	209	3
	$10,947	$3,968	$14,205	$7,804

	Three Months Ended		Six Months Ended
Cash Flow and Other Data	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Operating Cash Flow	$53,510	$40,482	$75,426	$63,317
Capital Expenditures (i)	(10,947)	(3,968)	(14,205)	(7,804)
Free Cash Flow (a)	$42,563	$36,514	$61,221	$55,513

Depreciation and Amortization Expense	$15,544	$12,069	$30,191	$24,082

Balance Sheet Data	July 4, 2026	January 3, 2026
Assets
Cash, Cash Equivalents, and Restricted Cash	$137,624	$122,681
Accounts Receivable, Net	168,698	158,567
Inventories	216,459	206,854
Contract Assets	9,025	6,599
Property, Plant, and Equipment, Net	228,772	196,656
Intangible Assets	353,932	350,376
Goodwill	660,907	555,621
Other Assets	113,879	114,824
	$1,889,296	$1,712,178
Liabilities and Stockholders' Equity
Accounts Payable	$56,349	$53,362
Debt Obligations	508,240	372,720
Other Borrowings	2,392	1,781
Other Liabilities	288,566	293,248
Total Liabilities	855,547	721,111
Stockholders' Equity	1,033,749	991,067
	$1,889,296	$1,712,178

-more-

Kadant Reports Second Quarter 2026 Results
August 4, 2026

	Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Consolidated
Net Income Attributable to Kadant	$32,468	$26,159	$57,977	$50,222
Net Income Attributable to Noncontrolling Interests	379	480	691	854
Provision for Income Taxes	13,182	9,822	23,324	17,650
Interest Expense, Net	4,819	2,899	8,952	6,204
Other Expense, Net	32	17	45	33
Operating Income	50,880	39,377	90,989	74,963
Intangible Asset Amortization Expense	8,626	6,333	17,011	12,653
Profit in Inventory Amortization Expense (e)	1,201	24	2,610	35
Backlog Amortization Expense (f)	—	202	—	581
Acquisition Costs	604	908	1,278	1,245
Indemnification Asset Provision (g)	(125)	—	(125)	(29)
Adjusted Operating Income (a,b)	61,186	46,844	111,763	89,448
Depreciation Expense	6,918	5,534	13,180	10,848
Adjusted EBITDA (a)	$68,104	$52,378	$124,943	$100,296
Adjusted EBITDA Margin (a,h)	21.8%	20.5%	21.0%	20.3%

Flow Control
Operating Income	$24,764	$24,443	$48,968	$47,195
Intangible Asset Amortization Expense	1,268	1,226	2,538	2,440
Profit in Inventory Amortization Expense (e)	—	24	—	35
Backlog Amortization Expense (f)	—	184	—	463
Acquisition Costs	—	31	—	39
Indemnification Asset Reversal (g)	—	—	—	102
Adjusted Operating Income (a,b)	26,032	25,908	51,506	50,274
Depreciation Expense	1,773	1,855	3,700	3,653
Adjusted EBITDA (a)	$27,805	$27,763	$55,206	$53,927
Adjusted EBITDA Margin (a,h)	27.7%	28.9%	27.8%	28.6%

Industrial Processing
Operating Income	$27,283	$15,486	$47,196	$32,318
Intangible Asset Amortization Expense	4,669	2,436	9,096	4,814
Profit in Inventory Amortization Expense (e)	1,201	—	2,610	—
Acquisition Costs	604	872	1,278	1,212
Indemnification Asset Provision (g)	(125)	—	(125)	(206)
Adjusted Operating Income (a,b)	33,632	18,794	60,055	38,138
Depreciation Expense	3,899	2,468	7,009	4,815
Adjusted EBITDA (a)	$37,531	$21,262	$67,064	$42,953
Adjusted EBITDA Margin (a,h)	26.1%	22.2%	25.1%	23.2%

Material Handling
Operating Income	$10,853	$9,939	$18,319	$17,474
Intangible Asset Amortization Expense	2,689	2,671	5,377	5,399
Backlog Amortization Expense (f)	—	18	—	118
Acquisition Costs	—	5	—	(6)
Indemnification Asset Reversal (g)	—	—	—	75
Adjusted Operating Income (a,b)	13,542	12,633	23,696	23,060
Depreciation Expense	1,221	1,199	2,433	2,357
Adjusted EBITDA (a)	$14,763	$13,832	$26,129	$25,417
Adjusted EBITDA Margin (a,h)	21.5%	21.8%	20.3%	21.1%

-more-

Kadant Reports Second Quarter 2026 Results
August 4, 2026

		Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Corporate
	Operating Loss	$(12,020)	$(10,491)	$(23,494)	$(22,024)
	Depreciation Expense	25	12	38	23
	EBITDA (a)	$(11,995)	$(10,479)	$(23,456)	$(22,001)

(a)	Represents a non-GAAP financial measure.

(b)	Reflects new methodology, announced on February 19, 2026, to exclude intangible asset amortization expense.

(c)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(d)	See reconciliation to the most directly comparable GAAP financial measure under “Adjusted Operating Income and Adjusted EBITDA Reconciliation.”

(e)	Represents amortization expense within cost of revenue associated with acquired profit in inventory.

(f)	Represents intangible amortization expense associated with acquired backlog.

(g)	Represents the reversal of or provision for indemnification assets related to the release of or establishment of tax reserves associated with uncertain tax positions.

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

(i)	Includes $5.8 million paid in the second quarter of 2026 for the purchase of a previously leased manufacturing facility.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing®. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 4,000 employees in 22 countries worldwide. For more information, visit kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybersecurity incidents; implementation of our internal growth strategy; competition; our ability to successfully manage our manufacturing operations; supply chain constraints, inflationary pressure, price increases or shortages in raw materials; loss of key personnel and effective succession planning; future restructurings; protection of intellectual property; changes to tax laws and regulations; climate change; adequacy of our insurance coverage; global operations; policies of the
-more-

Kadant Reports Second Quarter 2026 Results
August 4, 2026

Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com

Media Contact Information:
Wes Martz, 978-776-2000
media@kadant.com